Exhibit 99.3

1700 Lincoln Street, Suite 4700 Denver, CO 80203 4547 Phone: 303 837 1661 FAX: 303 861 4023

News Release

Company Contact: Eric K. Hagen Title: Vice President, Corporate Affairs Phone: 303.837.1661 Email: Eric.Hagen@whiting.com	April 24, 2020 For immediate release

Whiting Petroleum Corporation Enters into Restructuring Support Agreement With Certain of its Senior Noteholders and Files Chapter 11 Reorganization Plan and Disclosure Statement

Company intends to convert over $2.3 Billion of its Unsecured Notes and Certain Other Claims into a 97% ownership interest in the newly reorganized Company and exit Chapter 11 within the next 5 months

DENVER, April 24, 2020 — Whiting Petroleum Corporation (NYSE: WLL) and certain subsidiaries (collectively, “Whiting” or the “Company”) today announced that they have entered into a restructuring support agreement (the “RSA”) with certain holders (the “Supporting Noteholders”) of its 1.25% convertible senior notes due 2020, 5.750% senior notes due 2021, 6.250% senior notes due 2023 and 6.625% senior notes due 2026 (collectively, the “Senior Notes”). In addition, the Company has filed a consensual chapter 11 plan of reorganization (the “Plan”) and a related disclosure statement (the “Disclosure Statement”) with the United States Bankruptcy Court for the Southern District of Texas (the “Court”). The Plan outlines a proposed path to strengthen the Company’s balance sheet, reducing debt and improving liquidity in order to emerge from bankruptcy as a financially stronger company in accordance with the terms of the RSA.

The RSA and the Plan provide for, among other things: (1) significant de-leveraging of the Company’s capital structure by over $2.3 billion through the exchange of all of the Senior Notes as well as certain other general unsecured claims for 97% of the new equity of the reorganized Company to be issued pursuant to the Plan; (2) payment in full of the Company’s revolving credit facility, other secured creditors, tax and other priority claimants, employees, working interest partners and certain trade creditors (other than litigation and rejection damages claimants); and (3) existing equity holders to receive 3% of the new equity of the reorganized Company and warrants to purchase additional equity of the reorganized Company. Consummation of the Plan will be subject to confirmation by the Court in addition to other conditions to be set forth in the Plan, the RSA and related transaction documents.

Bradley J. Holly, the Company’s Chairman, President and CEO, commented, “We are pleased to have secured a highly constructive RSA with certain holders of our Senior Notes. Through the proposed terms of the plan of reorganization, we believe a right-sized balance sheet will enable us to capitalize on our enhanced cost structure, high-quality asset base and successfully compete in the current environment.”

A hearing will be scheduled with the Court to consider approval of the Disclosure Statement related to the Plan. Following Court approval of the Disclosure Statement, the Company will distribute the Plan and Disclosure Statement to voting creditors and other parties in interest for their consideration.

This press release is not intended as solicitation for a vote on the Plan.

Moelis & Company is acting as financial advisor for the Company, Kirkland & Ellis and Jackson Walker are acting as legal advisors, Alvarez & Marsal is acting as restructuring advisor and Jeffrey S. Stein of Stein Advisors LLC is the Company’s Chief Restructuring Officer.

PJT Partners is acting as financial advisor for the Ad Hoc Committee of Noteholders and Paul, Weiss, Rifkind, Wharton & Garrison LLP and Porter Hedges LLP are acting as legal advisor.

For inquiries regarding the restructuring, please call the hotline established by the Company’s noticing agent, Stretto, at (800) 330-2531 (toll-free domestic). The full terms of the Plan and Disclosure Statement, as well as the related pleadings, are available online at cases.stretto.com/whitingpetroleum.

About Whiting Petroleum Corporation

Whiting Petroleum Corporation, a Delaware corporation, is an independent oil and gas company that explores for, develops, acquires and produces crude oil, natural gas and natural gas liquids primarily in the Rocky Mountain region of the United States. The Company’s largest projects are in the Bakken and Three Forks plays in North Dakota and Niobrara play in northeast Colorado. The Company trades publicly under the symbol WLL on the New York Stock Exchange. For further information, please visit http://www.whiting.com.

Forward-Looking Statements

This news release contains statements that we believe to be “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements other than historical facts, including, without limitation, statements regarding our future financial position, business strategy, projected revenues, earnings, costs, capital expenditures and debt levels, and plans and objectives of management for future operations, are forward-looking statements. When used in this news release, words such as we “expect,” “intend,” “plan,” “estimate,” “anticipate,” “believe” or “should” or the negative thereof or variations thereon or similar terminology are generally intended to identify forward-looking statements. Such forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those expressed in, or implied by, such statements.

These risks and uncertainties include, but are not limited to: the Company’s ability to obtain bankruptcy court approval with respect to motions or other requests made to the bankruptcy court; the ability of the Company to negotiate, develop, confirm and consummate a plan of reorganization; the effects of the chapter 11 cases on the Company’s liquidity or results of operations or business prospects; the effects of the chapter 11 cases on the Company’s business and the interests of various constituents; the length of time that the Company will operate under chapter 11 protection; risks associated with third-party motions in the chapter 11 cases; declines in, or extended periods of low oil, NGL or natural gas prices; our level of success in exploration, development and production activities; risks related to our level of indebtedness, our ability to comply with debt covenants, periodic redeterminations of the borrowing base under our credit agreement and our ability to generate sufficient cash flows from operations to service our indebtedness; our ability to generate sufficient cash flows from operations to meet the internally funded portion of our capital expenditures budget; our ability to obtain external capital to finance exploration and development operations; the impact of negative shifts in investor sentiment towards the oil and gas industry; impacts resulting from the allocation of resources among our strategic opportunities; the geographic concentration of our operations; impacts to financial statements as a result of impairment write-downs and other cash and noncash charges to reduce financial leverage and complexity and lower our capital expenditures; federal and state initiatives relating to the regulation of hydraulic fracturing and air emissions; revisions to reserve estimates as a result of changes in commodity prices, regulation and other factors; inaccuracies of our reserve estimates or our assumptions underlying them; the timing of our exploration and development expenditures; risks relating to decreases in our credit rating; our inability to access oil and gas markets due to market conditions or operational impediments; market availability of, and risks associated with, transport of oil and gas; our ability to successfully complete asset dispositions and the risks related thereto; our ability to drill producing wells on undeveloped acreage prior to its lease expiration; shortages of or delays in obtaining qualified personnel or equipment, including drilling rigs and completion services; weakened differentials impacting the price we receive for oil and natural gas; risks relating to any unforeseen liabilities of ours; the impacts of hedging on our results of operations; adverse weather conditions that may negatively impact development or production activities; uninsured or underinsured losses resulting from our oil and gas operations; lack of control over non-operated properties; failure of our properties to yield oil or gas in commercially viable quantities; the impact and costs of compliance with laws and regulations governing our oil and gas operations; the potential impact of changes in laws that could have a negative effect on the oil and gas industry; impacts of local regulations, climate change issues, negative public perception of our industry and corporate governance standards; our ability to replace our oil and natural gas reserves; negative impacts from litigation and legal proceedings; unforeseen underperformance of or liabilities associated with acquired properties or other strategic partnerships or investments; competition in the oil and gas industry; any loss of our senior management or technical personnel; cyber security attacks or failures of our telecommunication and other information technology infrastructure; and other risks described under the caption “Risk Factors” in Item 1A of our Annual Report on Form 10-K for the period ended December 31, 2019. We assume no obligation, and disclaim any duty, to update the forward-looking statements in this news release.